                                    EXHIBIT 4

                              AMENDED AND RESTATED
                                     BYLAWS
                                       OF
                            TICKETMASTER GROUP, INC.

              INCORPORATED UNDER THE LAWS OF THE STATE OF ILLINOIS


                                    ARTICLE I
                               OFFICES AND RECORDS

     SECTION 1.1 ILLINOIS OFFICE. The principal office of the Corporation in the State of Illinois shall be located in the City of Chicago, County of Cook, and the name and address of its registered agent is The Prentice-Hall Corporation System, Inc., 33 North LaSalle Street, Chicago, Illinois, 60602-2607.

     SECTION 1.2 OTHER OFFICES. The Corporation may have such other offices, either within or without the State of Illinois, as the Board of Directors may designate or as the business of the Corporation may from time to time require.

     SECTION 1.3 BOOKS AND RECORDS. The books and records of the Corporation may be kept outside the State of Illinois at such place or places as may from time to time be designated by the Board of Directors.


                                   ARTICLE II
                                  SHAREHOLDERS

     SECTION 2.1 ANNUAL MEETING. The annual meeting of the shareholders of the Corporation shall be held on the fourth Thursday in April of each year, if not a legal holiday, and if a legal holiday then on the next succeeding business day at 10:00 a.m., local time, at the principal executive offices of the Corporation, or at such other date, place and/or time as may be fixed by resolution of the Board of Directors.

     SECTION 2.2 SPECIAL MEETING. Subject to the rights of the holders of any series of preferred stock of the Corporation (the "Preferred Stock") to elect additional directors under specified circumstances or as otherwise provided under Illinois law, special meetings of the shareholders may be called only by the Chairman of the Board, the President, the Board of Directors pursuant to a resolution adopted by a majority of the total number of directors which the Corporation would have if there were no vacancies, or by holders of not less than one-fifth of all the outstanding shares entitled to vote on the matter for which the meeting is called.

     SECTION 2.3 PLACE OF MEETING. The Board of Directors may designate the place of meeting for any meeting of the shareholders.

If no designation is made by the Board of Directors, the place of meeting shall be the principal office of the Corporation.

     SECTION 2.4 NOTICE OF MEETING. Written or printed notice, stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be prepared and delivered by the Corporation not less than ten days nor more than sixty days before the date of the meeting, or in the case of a merger, consolidation, share exchange, dissolution or sale, lease or exchange of assets, not less than twenty nor more than sixty days before the date of the meeting, either personally, or by mail, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail with postage thereon prepaid, addressed to the shareholder at his address as it appears on the stock transfer books of the Corporation. Such further notice shall be given as may be required by law. Meetings may be held without notice if all shareholders entitled to vote are present, or if notice is waived by those not present. Any previously scheduled meeting of the shareholders may be postponed by resolution of the Board of Directors upon public notice given prior to the date previously scheduled for such meeting of the shareholders.

     SECTION 2.5 RECORD DATE. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than sixty days and, for a meeting of shareholders, not less than ten days, or in the case of a merger, consolidation, share exchange, dissolution or sale, lease or exchange of assets, not less than twenty days, immediately preceding such meeting. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders.

     SECTION 2.6 VOTING LIST. The officer or agent who has charge of the stock transfer books for shares of the Corporation shall make, within twenty days after the record date for a meeting of shareholders or ten days prior to such meeting, whichever is earlier, a complete list of the shareholders entitled to vote at such meeting, arranged in alphabetical order and indicating the address of and number of shares held by each, which list, for a period of ten days prior to such meeting, shall be kept on file at the registered office of the Corporation and shall be subject to the examination of any shareholder, or his or her duly authorized legal representative, at any time during ordinary business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original share ledger or transfer book, or a duplicate thereof kept in the State of Illinois, shall be prima facie evidence as to who are the shareholders entitled to examine such list or share ledger or transfer book or to vote at any meeting of shareholders.

     SECTION 2.7 QUORUM AND ADJOURNMENT. Except as otherwise provided by law or by the Articles of Incorporation, the holders of a majority of the outstanding shares of the Corporation entitled to vote generally in the election of directors (the "Voting Stock"), represented in person or by proxy, shall constitute a quorum at a meeting of shareholders, except that when specified business is to be voted on by a class or series voting as a class, the holders of a majority of the shares of such class or series, represented in person or by proxy, shall constitute a quorum for the transaction of such business. The chairman of the meeting or a majority of the shares so represented may adjourn the meeting from time to time, whether or not there is such a quorum. No notice of the time and place of adjourned meetings need be given except as required by law. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

     SECTION 2.8 PROXIES. At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder, or by his duly authorized attorney-in-fact. Such proxy must be filed with the Secretary of the Corporation or his representative at or before the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

     SECTION 2.9    NOTICE OF SHAREHOLDER BUSINESS AND NOMINATIONS.

     (A)  ANNUAL MEETINGS OF SHAREHOLDERS.

          (1) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the shareholders may be made at an annual meeting of shareholders (a) pursuant to the Corporation's notice of meeting delivered pursuant to Section 2.4 of these Bylaws, (b) by or at the direction of the Chairman of the Board or the Board of Directors or (c) by any shareholder of the Corporation who is entitled to vote at the meeting, who complied with the notice procedures set forth in clauses (2) and (3) of this paragraph (A) of this Bylaw and who was a shareholder of record at the time such notice is delivered to the Secretary of the Corporation.

          (2) For nominations or other business to be properly brought before an annual meeting by a shareholder pursuant to clause (c) of paragraph (A)(1) of this Bylaw the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not less than sixty days nor more than ninety days prior to the first anniversary of the preceding year's annual meeting; PROVIDED, HOWEVER, that in the event that the date of the annual meeting is advanced by more than thirty days or delayed by more than sixty days from such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the ninetieth day prior to such annual meeting and not later than the close of business on the later of the sixtieth day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. Such shareholder's notice shall set forth (a) as to each person whom the shareholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, or any similar or successor federal statute, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder, all as the same shall be in effect at the time (the "Exchange Act"), including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (b) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made
(i) the name and address of such shareholder, as they appear on the Corporation's books, and of such beneficial owner and (ii) the class and number of shares of the Corporation which are owned beneficially and of record by such shareholder and such beneficial owner.

          (3)  Notwithstanding anything in the second sentence of paragraph
(A)(2) of this Bylaw to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least seventy days prior to the first anniversary of the preceding year's annual meeting, a shareholder's notice required by this Bylaw shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the Corporation.

     (B) SPECIAL MEETINGS OF SHAREHOLDERS. Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting pursuant to Section
2.4 of these Bylaws. Nominations of persons for election to the Board of Directors may be made at a special meeting of shareholders at which directors are to be elected pursuant to the Corporation's notice of meeting (a) by or at the direction of the Chairman of the Board or the Board of Directors or (b) by any shareholder of the Corporation who is entitled to vote at the meeting, who complies with the notice procedures set forth in this Bylaw and who is a shareholder of record at the time such notice is delivered to the Secretary of the Corporation. Nominations by shareholders of persons for election to the Board of Directors may be made at such a special meeting of shareholders if the shareholder's notice required by paragraph (A)(2) of this Bylaw shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the ninetieth day prior to such special meeting and not later than the close of business on the later of the seventieth day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

     (C)  GENERAL.

          (1) Only persons who are nominated in accordance with the procedures set forth in this Bylaw shall be eligible to serve as directors and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Bylaw. Except as otherwise provided by law, the Articles of Incorporation or these Bylaws, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Bylaw and, if any proposed nomination or business is not in compliance with this Bylaw, to declare that such defective proposal or nomination shall be disregarded.

          (2) For purposes of this Bylaw, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

          (3) Notwithstanding the foregoing provisions of this Bylaw, a shareholder shall also comply with all applicable requirements of the Exchange Act with respect to the matters set forth in this Bylaw. Nothing in this Bylaw shall be deemed to affect any rights of shareholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

     SECTION 2.10   INSPECTORS OF ELECTIONS; OPENING AND CLOSING THE POLLS.

     (A) The Board of Directors by resolution may appoint one or more inspectors, which inspector or inspectors may include individuals who serve the Corporation in other capacities, including, without limitation, as officers, employees, agents or representatives of the Corporation, to act at the meeting and make a written report thereof. One or more persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate has been appointed to act, or if all inspectors or alternates who have been appointed are unable to act, at a meeting of shareholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall have the duties prescribed by the Illinois Business Corporation Act of 1983, as the same may be amended from time to time (the "BCA").

     (B) The chairman of the meeting shall fix and announce at the meeting the date and time of the opening and the closing of the polls for each matter upon which the shareholders will vote at the meeting.

     SECTION 2.11 VOTE OF SHAREHOLDERS. Subject to the rights of the holders of any series of Preferred Stock to elect directors under specified circumstances, each shareholder having the right to vote shall be entitled at every meeting of shareholders to one vote upon each matter submitted to a vote of the shareholders for every share standing in his name on the record date fixed by the Board of Directors pursuant to Section 2.5 of these Bylaws. Except as otherwise provided by law, the Articles of Incorporation, any Preferred Stock Designation, these Bylaws or any resolution adopted by a majority of the Board of Directors, if a quorum is present at any meeting, the affirmative vote of the holders of a majority of the shares entitled to vote and represented at such meeting shall be the act of the shareholders.

     SECTION 2.12 PROCEDURE FOR ELECTION OF DIRECTORS. Election of directors at all meetings of the shareholders at which directors are to be elected shall be by written ballot, and, except as otherwise set forth in any Preferred Stock Designation (as defined in Article IV of the Articles of Incorporation) with respect to the right of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, at all meetings at which a quorum is present, a majority of the votes cast thereat shall elect.

     SECTION 2.13 VOTING OF SHARES BY CERTAIN HOLDERS. Shares held by the Corporation in a fiduciary capacity may be voted and shall be counted in determining the total number of outstanding shares entitled to vote at any given time.

     Shares registered in the name of another corporation, domestic or foreign, may be voted by any officer, agent, proxy or other legal representative authorized to vote such shares under the laws of incorporation of such corporation.

     Shares registered in the name of a deceased person, a minor ward or a person under legal disability may be voted by his or her administrator, executor or court-appointed guardian, or conservator, either in person or by proxy, without a transfer of such shares into the name of such administrator, executor or court-appointed guardian.

     Shares registered in the name of a trustee may be voted by him, either in person or by proxy.

     Shares registered in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his or her name if authority to do so is contained in an appropriate order of the court by which such receiver was appointed.

     A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

     Any number of shareholders may create a voting trust for the purpose of conferring upon a trustee or trustees the right to vote or otherwise represent their shares, for a period not to exceed ten years, by entering into a written voting trust, and by transferring their shares to such trustee or trustees for the purpose of the agreement. Any such trust agreement shall not become effective until a counterpart of the agreement is deposited with the Corporation at its registered office. The counterpart of the voting trust agreement so deposited with the Corporation shall be subject to the same right of examination by a shareholder of the Corporation, in person, by agent or attorney, as is the record of shareholders of the Corporation, and shall be subject to examination by any holder of a beneficial interest in the voting trust, either in person, by agent or attorney, at any reasonable time for any proper purpose.

     Shares of its own stock belonging to the Corporation shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding shares at any given time, but shares of its own stock held by it in a fiduciary capacity may be voted and shall be counted in determining the total number of outstanding shares at any given time.

     SECTION 2.14 INFORMAL ACTION BY SHAREHOLDERS. Unless otherwise provided in the Articles of Incorporation, any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting and without a vote, if a consent in writing, setting forth the action so taken shall be signed (a) if five days' prior notice of the proposed action is given in writing to all the shareholders entitled to vote with respect to the subject matter thereof, by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voting, or (b) by all the shareholders entitled to vote with respect to the subject matter thereof.

     Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given in writing to those shareholders who have not consented in writing. In the event that the action which is consented to is such as would have required the filing of a certificate under any section of the BCA if such action had been voted on by the shareholders at a meeting thereof, the certificate filed under such section shall state, in lieu of any statement required by such section concerning any vote of shareholders, that written consent has been given in accordance with the provisions of Section 7.10 of the BCA and that written notice has been given as provided in such Section 7.10.

     SECTION 2.15 VOTING BY BALLOT. Voting on any question or in any election may be by voice unless the presiding officer shall order or any shareholder shall demand that voting be by ballot.


                                   ARTICLE III
                               BOARD OF DIRECTORS

     SECTION 3.1 GENERAL POWERS. The business and affairs of the Corporation shall be managed by or under the direction of its Board of Directors. In addition to the powers and authorities by these Bylaws expressly conferred upon them, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by the Articles of Incorporation or by these Bylaws required to be exercised or done by the shareholders.

     SECTION 3.2 NUMBER, TENURE AND QUALIFICATIONS. Subject to the rights of the holders of any series of Preferred Stock to elect directors under specified circumstances, the number of directors shall be fixed from time to time exclusively pursuant to a resolution adopted by a majority of the Board of Directors, but shall consist of not more than ten nor less than five directors. In the absence of a resolution fixing the number of directors, the number shall be fixed at 7. The directors, other than those who may be elected by the holders of any series of Preferred Stock, shall be elected for one year terms at each annual meeting of shareholders. Subject to Section 3.10 of these Bylaws, each director shall hold office until his or her successor shall have been duly elected and qualified.

     SECTION 3.3 REGULAR MEETING. A regular meeting of the Board of Directors shall be held without notice other than this Bylaw immediately after, and at the same place as, each annual meeting of shareholders. The Board of Directors may, by resolution, provide the time and place for the holding of additional regular meetings without other notice than such resolution.

     SECTION 3.4 SPECIAL MEETINGS. Special meetings of the Board of Directors shall be called at the request of the Chairman of the Board, the President or a majority of the Board of Directors. The person or persons authorized to call special meetings of the Board of Directors may fix the place and time of the meetings.

     SECTION 3.5 NOTICE. Notice of any special meeting shall be given to each director at his business or residence in writing or by telegram, telephone or facsimile communication. If mailed, such notice shall be deemed adequately delivered when deposited in the United States mails so addressed, with postage thereon prepaid, at least five days before such meeting. If by telegram, such notice shall be deemed adequately delivered when the telegram is delivered to the telegraph company at least twenty-four hours before such meeting. If by telephone, the notice shall be given at least twelve hours prior to the time set for the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice of such meeting, except for amendments to these Bylaws as provided under Section 8.1 hereof. A meeting may be held at any time without notice if all the directors are present or if those not present waive notice of the meeting in writing, either before or after such meeting.

     SECTION 3.6 QUORUM. A majority of the Board of Directors shall constitute a quorum for the transaction of business, but if at any meeting of the Board of Directors there shall be less than a quorum present, a majority of the directors present may adjourn the meeting from time to time without further notice. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. The directors present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough directors to leave less than a quorum.

     SECTION 3.7 PRESUMPTION OF ASSENT. A director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be conclusively presumed to have assented to the action taken unless his or her dissent shall be entered in the minutes of the meeting or unless he or she shall file his or her written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered or certified mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

     SECTION 3.8 INFORMAL ACTION BY DIRECTORS. Any action required to be taken at a meeting of the Board of Directors, or any other action which may be taken at a meeting of the Board of Directors or a committee thereof, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all the directors entitled to vote with respect to the subject matter thereof, or by all the members of such committee, as the case may be. All duly executed consents shall be delivered to the Secretary of the Corporation to be filed in the Corporate records. The action taken by written consent shall be effective when all of the directors entitled to vote thereon have approved the consent in writing, unless the consent specifies a different effective date. Any such consent signed by all the directors shall have the same effect as an unanimous vote, and may be stated as such in any document filed with the Secretary of State of Illinois.

     SECTION 3.9 VACANCIES. Subject to the rights of the holders of any series of Preferred Stock, and unless the Board of Directors otherwise determines, any vacancy resulting from death, resignation, retirement, disqualification, removal from office or otherwise, and newly created directorships resulting from any increase in the authorized number of directors, may be filled only by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board of Directors, and directors so chosen shall hold office for a term expiring at the next annual meeting of shareholders and until such director's successor shall have been duly elected and qualified. No decrease in the number of authorized directors constituting the Board of Directors shall shorten the term of any incumbent director.

     SECTION 3.10 REMOVAL. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, any director, or the entire Board of Directors, may be removed from office at any time, with or without cause, by the affirmative vote of the holders of at least a majority of the then outstanding Voting Stock, voting together as a single class.

     SECTION 3.11 COMMITTEES. The Board of Directors may, by resolution or resolutions passed by a majority of the Board of Directors, designate one or more committees, each committee to consist of two or more directors of the Corporation, including the following committees:

          (a) An Executive Committee, which shall have such authority as shall be delegated by the Board of Directors and shall advise the Board of Directors from time to time with respect to such matters as the Board of Directors shall direct.

          (b) An Audit Committee which shall consist of Independent Directors (as defined below). The Audit Committee shall make recommendations concerning the engagement of independent public accountants, review with the independent public accountants the plans and results of the audit engagement, approve professional services provided by the independent public accountants, review the independence of the independent public accountants, consider the range of audit and non-audit fees and review the adequacy of the Corporation's internal accounting controls.

          (c) A Compensation Committee, which shall determine compensation for the Corporation's executive officers and shall administer all stock incentive and other employee benefit plans adopted by the Corporation.

For purposes of this Section 3.11, "Independent Directors" shall mean directors who are not (i) officers of the Corporation, (ii) employees of the Corporation,
(iii) holders of more than 5 percent of the outstanding Voting Stock of the Corporation or (iv) with reference to any particular transaction, directly or indirectly a party to such transaction within the meaning of Section 8.60 of the BCA. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. Any such committee, to the extent provided in the resolution establishing such committee and not inconsistent with the BCA, shall have and may exercise the powers of the Board of

Directors in the management of the business and affairs of the Corporation. Unless the Board of Directors shall require a greater number, the presence of a majority of the total membership of any committee of the Board of Directors shall constitute a quorum for the transaction of business at any meeting of such committee and the act of a majority of those present shall be necessary and sufficient for the taking of any action thereat. Vacancies in the membership of committees shall be filed by the Board of Directors at any regular or special meeting of the Board of Directors. Each committee shall keep regular minutes of its proceedings and report the same to the Board of Directors when required.

                                   ARTICLE IV
                                    OFFICERS

     SECTION 4.1 ELECTED OFFICERS. The elected officers of the Corporation shall be a Chairman of the Board, a President, one or more Vice Presidents, a Secretary, a Treasurer and such other officers as the Board of Directors from time to time may deem proper. The Chairman of the Board shall be chosen from among the directors. All officers chosen by the Board of Directors shall each have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this Article IV. Such officers shall also have such powers and duties as from time to time may be conferred by the Board of Directors. Any two or more offices may be held by the same person.

     SECTION 4.2 ELECTION AND TERM OF OFFICE. The elected officers of the Corporation shall be elected annually by the Board of Directors at the regular meeting of the Board of Directors held after each annual meeting of the shareholders. If the election of officers shall not be held at such meeting such election shall be held as soon thereafter as convenient. Subject to
Section 4.8 of these Bylaws, each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign.

     SECTION 4.3 CHAIRMAN OF THE BOARD. The Chairman of the Board shall preside at all meetings of the shareholders and of the Board of Directors. Except where by law the signature of the President is required, the Chairman of the Board shall possess the same power as the President to sign all certificates, contracts, and other instruments of the Corporation which may be authorized by the Board of Directors. He shall make reports to the Board of Directors and the shareholders, and shall perform all such other duties as are properly required of him by the Board of Directors.

     SECTION 4.4 PRESIDENT. The President shall be the chief executive officer of the Corporation and shall be responsible for formulating general policies and programs for the Corporation for submission to the Board of Directors and for carrying out the programs and policies approved by the Board of Directors. Subject to the direction and control of the Board of Directors, he shall be responsible for the administration and operation of the business and affairs of the Corporation. He shall cause to be called regular and special meetings of the shareholders and the Board of Directors in accordance with these Bylaws and, in the absence of or because of the inability or refusal to act of the Chairman of the Board, shall preside at all such meetings. He shall have the power to sign and deliver on behalf of the Corporation all certificates, contracts and other instruments as authorized by the Board of Directors. The President shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

     SECTION 4.5 VICE PRESIDENT. The Vice President (or in the event there be more than one Vice President, each of the Vice Presidents) shall assist the President in the discharge of his duties as the President may direct and shall perform such other duties as from time to time may be assigned to him by the President or by the Board of Directors. In the absence of the President or in the event of his inability or refusal to act, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated by the Board of Directors, or by the President if the Board of Directors has not made such a designation, or in the absence of any designation, then in the order of seniority of tenure as Vice President) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Except in those instances in which the authority to execute is expressly delegated to another officer or agent of the Corporation or a different mode of execution is expressly prescribed by the Board of Directors or these Bylaws, the Vice President (or each of them if there are more than one) may execute for the Corporation certificates for its shares and any contracts, deeds, mortgages, bonds or other instruments which the Board of Directors has authorized to be executed, and he may accomplish such execution either under or without the seal of the Corporation and either individually or with the Secretary, any assistant secretary, or any other officer thereunto authorized by the Board of Directors, according to the requirements of the form of the instrument.

     SECTION 4.6 SECRETARY. The Secretary shall give, or cause to be given, notice of all meetings of shareholders and Directors and all other notices required by law or by these Bylaws, and in case of his absence or refusal or neglect so to do, any such notice may be given by any person thereunto directed by the Chairman of the Board or the President, or by the Board of Directors, upon whose request the meeting is called as provided in these Bylaws. He shall record all the proceedings of the meetings of the Board of

Directors, any committees thereof and the shareholders of the Corporation in a book to be kept for that purpose, and shall perform such other duties as may be assigned to him by the Board of Directors, the Chairman of the Board or the President. He shall have the custody of the seal of the Corporation and shall affix the same to all instruments requiring it, when authorized by the Board of Directors, the Chairman of the Board or the President, and attest to the same.

     SECTION 4.7 TREASURER. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate account of receipts and disbursements in books belonging to the Corporation. The Treasurer shall deposit all moneys and other valuables in the name and to the credit of the Corporation in such depositaries as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, the Chairman of the Board, or the President, taking proper vouchers for such disbursements. The Treasurer shall render to the Chairman of the Board, the President and the Board of Directors, whenever requested, an account of all his transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, the Treasurer shall give the Corporation a bond for the faithful discharge of his duties in such amount and with such surety as the Board of Directors shall prescribe.

     SECTION 4.8 REMOVAL. Any officer elected by the Board of Directors may be removed by a majority of the Board of Directors whenever, in their judgment, the best interests of the Corporation would be served thereby. No elected officer shall have any contractual rights against the Corporation for compensation by virtue of such election beyond the date of the election of his successor, his death, his resignation or his removal, whichever event shall first occur, except as otherwise provided in an employment contract or under an employee deferred compensation plan.

     SECTION 4.9 VACANCIES. A newly created office and a vacancy in any office because of death, resignation, disqualification, removal or otherwise may be filled by the Board of Directors for the unexpired portion of the term.


                                    ARTICLE V
                        STOCK CERTIFICATES AND TRANSFERS

     SECTION 5.1 SHARES REPRESENTED BY CERTIFICATES AND UNCERTIFICATED SHARES. Shares either shall be represented by certificates or shall be uncertificated shares.

     Certificates representing shares of the Corporation shall be signed by the appropriate officers and may be sealed with the seal or facsimile of the seal of the Corporation. If a certificate is countersigned by a transfer agent or registrar, other than the Corporation or its employee, any other signatures may be facsimile. Each certificate representing shares shall be consecutively numbered or otherwise identified, and shall also state the name of the person to whom issued, the number and class of shares (with designation of series, if any), the date of issue, and that the Corporation is organized under Illinois law. If the Corporation is authorized to issue shares of more than one class or of series within a class, the certificate shall also contain such information or statement as may be required by law.

     Unless prohibited by the Articles of Incorporation, the Board of Directors may provide by resolution that some or all of any class or series of shares shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until the certificate has been surrendered to the Corporation. Within a reasonable time after the issuance or transfer of uncertificated shares, the Corporation shall send the registered owner thereof a written notice of all information that would appear on a certificate. Except as otherwise expressly provided by law, the rights and obligations of the holders of uncertificated shares shall be identical to those of the holders of certificates representing shares of the same class and series.

     The name and address of each shareholder, the number and class of shares held and the date on which the shares were issued shall be entered in the books of the Corporation. The person in whose name shares stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation.

     SECTION 5.2 LOST CERTIFICATES. If a certificate representing shares has allegedly been lost or destroyed, the Board of Directors may in its discretion, except as may be required by law, direct that a new certificate be issued upon such indemnification and other reasonable requirements as it may impose.

     SECTION 5.3 TRANSFER OF SHARES. Transfer of shares of the Corporation shall be recorded on the books of the Corporation. Transfer of shares represented by a certificate, except in the case of lost or destroyed certificate, shall be made on surrender for cancellation of the certificate for such shares. A certificate presented for transfer must be duly endorsed and accompanied by proper guaranty of signature and other appropriate assurances that the endorsement is effective. Transfer of an uncertificated share shall be made on receipt of the Corporation of an instrument from the registered owner or other appropriate person. The instruction shall be in writing or a communication in such form as may be agreed upon in writing by the Corporation.

                                   ARTICLE VI
                            MISCELLANEOUS PROVISIONS

     SECTION 6.1 FISCAL YEAR. The fiscal year of the Corporation shall be as determined from time to time by the Board of Directors.

     SECTION 6.2 DIVIDENDS. The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and the Articles of Incorporation.

     SECTION 6.3 SEAL. The corporate seal may bear in the center of the emblem of some object, and shall have inscribed thereunder the words "Corporate Seal" and around the margin thereof the words "Ticketmaster Group, Inc. -- Illinois 1988".

     SECTION 6.4 WAIVER OF NOTICE. Whenever any notice is required to be given to any shareholder or director of the Corporation under the provisions of these Bylaws, the Articles of Incorporation or the BCA, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at, nor the purpose of, any annual or special meeting of the shareholders or the Board of Directors need be specified in any waiver of notice of such meeting.

     SECTION 6.5 AUDITS. The accounts, books and records of the Corporation shall be audited upon the conclusion of each fiscal year by an independent certified public accountant selected by the Board of Directors, and it shall be the duty of the Board of Directors to cause such audit to be made annually.

     SECTION 6.6 RESIGNATIONS. Any director or any officer, whether elected or appointed, may resign at any time by serving written notice of such resignation on the Chairman of the Board, the President or the Secretary, and such resignation shall be deemed to be effective as of the close of business on the date said notice is received by the Chairman of the Board, the President or the Secretary, provided, that if such notice specifies a future date on which such resignation shall become effective, then the resignation shall be effective as of such future date. No action shall be required of the Board of Directors or the shareholders to make any such resignation effective.

                                   ARTICLE VII
                              VOTING OF SECURITIES

     SECTION 7.1 VOTING OF SECURITIES HELD BY THE CORPORATION. The President, Secretary, Treasurer, Secretary, and any Vice President or Assistant Secretary of the Corporation if there be any such officers, shall have full authority, in the name and on behalf of the Corporation, to attend, act and vote at any meeting of security holders of any corporation in which the Corporation may hold securities, and at any such meeting shall possess and may exercise any and all rights and powers incident to the ownership of such securities and which, as the holder thereof, the Corporation might possess and exercise if personally present, and may exercise such power and authority through the execution of proxies or may delegate such power and authority to any other officer, agent or employee of the Corporation.


                                  ARTICLE VIII
                                   AMENDMENTS

     SECTION 8.1 AMENDMENTS. These Bylaws may be amended, added to, rescinded or repealed at any meeting of the Board of Directors or of the shareholders, provided that notice of the proposed change was given (a) in the case of a meeting of the shareholders, in the notice of the meeting delivered pursuant to Section 2.4 of these Bylaws and (b) in the case of a meeting of the Board of Directors, in a notice given no less than two days prior to the meeting; PROVIDED, HOWEVER, that, in the case of amendments by shareholders, notwithstanding any other provisions of these Bylaws or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the Voting Stock required by law, the Articles of Incorporation, any Preferred Stock Designation or these Bylaws, the affirmative vote of the holders of at least a majority of the then outstanding Voting Stock, voting together as a single class, shall be required to alter, amend or repeal any provision of these Bylaws.